                                                                     EXHIBIT 2.6
                                                                  EXECUTION COPY

                       STAPLED SECURITY PURCHASE AGREEMENT

                                     Between

                             MACQUARIE BANK LIMITED

                                       and

                       MACQUARIE INFRASTRUCTURE ASSETS LLC

                            DATED AS OF JUNE 7, 2004
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms.......................................  1
SECTION 1.02.  Definitions.................................................  4

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale of the Shares.............................  4
SECTION 2.02.  Shares......................................................  4
SECTION 2.03.  Purchase Price..............................................  5
SECTION 2.04.  Closing.....................................................  5
SECTION 2.05.  Closing Deliveries by the Seller............................  5
SECTION 2.06.  Closing Deliveries by the Purchaser.........................  5

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01.  Organization, Authority and Qualification of the Seller.....  6
SECTION 3.02.  No Conflict.................................................  6
SECTION 3.03.  Consents and Approvals......................................  6

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01.  Organization and Authority of the Purchaser.................  7
SECTION 4.02.  No Conflict.................................................  7
SECTION 4.03.  Consents and Approvals......................................  7

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Regulatory and Other Authorizations; Notices and Consents...  7
SECTION 5.02.  Further Assurances..........................................  8
SECTION 5.03.  Further Action..............................................  8
SECTION 5.04.  Transfer and Similar Taxes..................................  8
SECTION 5.05.  Material Non-Public Information.............................  8

                                       i
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
                                   ARTICLE VI

                                 INDEMNIFICATION

SECTION 6.01.  Survival of Representations and Warranties..................  8
SECTION 6.02.  Indemnification by the Seller...............................  9
SECTION 6.03.  Indemnification by the Purchaser............................  9
SECTION 6.04.  Limits of Indemnification...................................  9
SECTION 6.05.  Tax Treatment...............................................  10

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01.  Conditions to Obligations of the Seller.....................  10
SECTION 7.02.  Conditions to Obligations of the Purchaser..................  10

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination.................................................  11
SECTION 8.02.  Effect of Termination.......................................  13

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01.  Expenses....................................................  13
SECTION 9.02.  Notices.....................................................  13
SECTION 9.03.  Public Announcements........................................  14
SECTION 9.04.  Severability................................................  14
SECTION 9.05.  Entire Agreement............................................  14
SECTION 9.06.  Assignment..................................................  14
SECTION 9.07.  Amendment...................................................  14
SECTION 9.08.  Waiver......................................................  14
SECTION 9.09.  No Third Party Beneficiaries................................  15
SECTION 9.10.  Governing Law...............................................  15
SECTION 9.11.  Counterparts................................................  15

DISCLOSURE SCHEDULE

            The Disclosure Schedule shall include the following Sections:

3.03        Consents and Approvals of the Seller
4.03        Consents and Approvals of the Purchaser

            STAPLED SECURITY PURCHASE AGREEMENT (this "Agreement"), dated as of June 7, 2004, between MACQUARIE BANK LIMITED, an Australian bank, (the "Seller"), and MACQUARIE INFRASTRUCTURE ASSETS LLC, a Delaware limited liability corporation ("MIAL"), or a wholly owned subsidiary thereof designated in writing to the Seller subsequent to the date hereof (the "Purchaser").

            WHEREAS, the Seller intends to sell a certain number, to be determined pursuant to Section 2.02 of this Agreement, of Stapled Securities (the "Shares") of Macquarie Communications Infrastructure Group, comprising a public company and a registered managed investment scheme listed on the Australian Stock Exchange ( "MCG"); and

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

            "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "AUD Purchase Price" means the Purchase Price converted in Australian dollars which can be calculated by multiplying the Purchase Price with the applicable exchange rate, on the Pricing Date. The rate of exchange would be the spot rate (at 12:00 noon EST) for the sale of US dollars against the purchase of Australian dollars, in the major banks located in New York City, determined if available, from a quotation of the Federal Reserve Bank of New York.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York or Sydney.

            "Closing Date" means a date that is on or prior to the fifth Business Day following the IPO Closing Date, as agreed by the Purchaser and the Seller.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof.

            "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Indemnifying Party" means the Seller pursuant to Section 6.02 and the Purchaser pursuant to Section 6.03, as the case may be.

            "IPO" means the initial public offering of MIAT or MIAL determined pursuant to the Underwriting Agreement for the offering.

            "IPO Closing Date" means the closing date of the IPO.

            "IPO Pricing Date" means the date on which MIAT, MIAL and the underwriter(s) enter into an Underwriting Agreement with respect to the IPO.

            "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

            "Material Adverse Effect" means any circumstance, change in or effect on MCG or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on MCG or any Subsidiary is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of MCG or any Subsidiary.

            "MIAT" means Macquarie Infrastructure Assets Trust.

            "MCIL" means Macquarie Communications Infrastructure Limited.

            "MCIT" means Macquarie Communications Infrastructure Trust.

            "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Pricing Date" means the Business Day (Sydney Time) which is the IPO Pricing Date.

            "Printing Date" means the day on which MIAT, MIAL and the underwriter(s) print a preliminary prospectus in connection with the IPO, as specified in a notice provided to the Seller no later than the second Business Day prior to such Printing Date.

            "SEC" means the United States Securities and Exchange Commission.

            "Share Cap" means the number of Stapled Securities, which constitutes 17.5% of the then number of Stapled Securities on issue, rounded down to the nearest integer.

            "Stapled Securities" means equity securities, comprising securities in two (or more) separate entities that have to be traded as a single stapled security. In MCG's case, stapled securities comprise a unit in an Australian trust (MCIT) and a share in an Australian company (MCIL). MCG's stapled security holders have an equal number of units in MCIT and shares in the MCIL.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Tax" or "Taxes" means (i) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, (ii) any Liability for the payment of any Tax as a result of membership in any affiliated, consolidated, combined or unitary group of corporations and (iii) any transferee or secondary Liability in respect of any Tax (whether imposed by Law or contractual arrangement).

            "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

            "Trading Day" means the day when the Australian Stock Exchange is open and trading shares (and which shares in MCG are available to be traded).

            "Underwriting Agreement" means the agreement between the underwriters named therein, MIAT and MIAL for the purchase of equity securities in the IPO.

            "VWAP" means the volume weighted average price of the Stapled Securities over the VWAP Calculation Period which can be calculated by adding the price (in Australian dollars) of each Stapled Security traded over the VWAP Calculation Period divided by the number of Stapled Securities traded over the same period of time.

            "VWAP Calculation Period" means the 10 Trading Days ending on the last Trading Day prior to any determination date.

            SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

              Definition                              Location
              ----------                              --------
"Agreement".......................................    Preamble
"Basket Amount"...................................    6.04
"Closing".........................................    2.04
"Loss"............................................    6.02
"MIAL"                                                Preamble
"MCG".............................................    Recitals
"Purchaser".......................................    Preamble
"Purchase Price"..................................    2.03
"Purchaser Indemnified Party".....................    6.02
"Seller"..........................................    Preamble
"Seller Indemnified Party"........................    6.03
"Shares"..........................................    Recitals
"Transfer Taxes"..................................    5.04

                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, free and clear of all Encumbrances, to the Purchaser, the Shares, and the Purchaser shall purchase the Shares.

            SECTION 2.02. Shares. The number of Stapled Securities constituting the Shares to be sold and purchased under this Agreement shall be calculated by dividing the AUD

Purchase Price by the VWAP on the Pricing Date, rounded down to the nearest integer; provided that the aggregate number of Shares shall not exceed the Share Cap.

            SECTION 2.03. Purchase Price. In consideration of the sale and transfer of the Shares, the parties hereto agree that, on the Closing Date, the Purchaser shall pay and the Buyer shall receive the Purchase Price of US$ 70 million, reduced to the extent necessary to ensure that the number of Shares acquired on the Closing Date does not exceed the Share Cap; provided that the Purchaser shall have the option at anytime prior to the Printing Date, by giving a written notice to the Seller, to decrease the Purchase Price to any amount not less than US$ 40 million in the aggregate (the "Purchase Price").

            SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the Closing Date or such other date as is agreed between the parties.

            SECTION 2.05. Deliveries by the Seller.

            (a) No later than one Business Day prior to the Closing Date, the Seller shall instruct a broker to do all things necessary to effect the transfer on the day following the Closing Date (Sydney time) of the Shares to the Buyer;

            (b) At or prior to the Closing Date, the Seller shall execute all relevant documents, including share transfers, and do all other things, including giving directions, necessary to effect the transfer of the Shares to the Purchaser on the day (Sydney time) following Closing Date;

            (c) On the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser such other documents and instruments reasonably requested by the Purchaser to consummate the transactions contemplated hereby.

            SECTION 2.06. Closing Deliveries by the Purchaser. (a) Two Business Days prior to the Closing Date, the Purchaser shall provide the Seller with the name and account details for the brokerage account into which the Shares are to be transferred upon Closing;

            (b) On the Closing Date, the Purchaser shall deliver to the Seller such other documents and instruments reasonably requested by the Seller to consummate the transactions contemplated hereby.

            SECTION 2.06. Closing Date Deliveries by the Seller. On the Closing Date, subject to the Purchaser complying with its obligations under section 2.07, the Seller shall deliver or cause to be delivered to the Purchaser a receipt for the Purchase Price.

            SECTION 2.07. Closing Date Deliveries by the Purchaser. On the Closing Date, the Purchaser shall deliver to the Seller the Purchase Price by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

            As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

            SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

            SECTION 3.02. No Conflict. Except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by the Seller does not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller,
(b) conflict with or violate any Law or Governmental Order applicable to the Seller or any of its respective assets, properties or businesses which is material in the context of the transactions contemplated hereby or (c) conflict in any material respect with, or result in any breach of, or constitute a default under any agreement to which the Seller is a party or by which it or any of its assets or properties may be bound.

            SECTION 3.03. Consents and Approvals. All consents which are necessary for the execution, delivery and performance by the Seller of this Agreement are set forth in Schedule 3.03 of the Disclosure Schedule.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

            As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

            SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

            SECTION 4.02. No Conflict. Except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement does not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of formation or operating agreement of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or any of its respective assets, properties or businesses which is material in the context of the transactions contemplated hereby or (c) conflict in any material respect with, or result in any breach of, or constitute a default under any agreement to which the Purchaser is a party or by which it or any of its assets or properties may be bound.

            SECTION 4.03. Consents and Approvals. All consents which are necessary for the execution, delivery and performance by the Purchaser of this Agreement are set forth in Schedule 4.03 of the Disclosure Schedule.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01. Regulatory and Other Authorizations; Notices and Consents. (a) The Seller shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) The Seller shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

            (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser.

            SECTION 5.02. Further Assurances(a) . The Seller covenants and agrees to cooperate with the Purchaser and shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, including the making of any SEC disclosures, necessary or desirable under applicable Law as the Purchaser may reasonably request the Seller to take or do in connection with the initial public offering of MIAT or any of its Subsidiaries.

            SECTION 5.03. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

            SECTION 5.04. Transfer and Similar Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall be solely responsible for paying all property, sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes"). The Seller, with the assistance of the Purchaser, shall procure any share transfer stamp required by, and accurately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax.

            SECTION 5.05. Material Non-Public Information. Each party must notify the other party in writing immediately if at any time during the period from the Business Day prior to the Printing Date to the Closing Date it or any of its Affiliates possesses any material non-public information regarding MCG and its Subsidiaries.

                                   ARTICLE VI

                                 INDEMNIFICATION

            SECTION 6.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement shall survive the Closing indefinitely.

            (b) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing indefinitely.

            SECTION 6.02. Indemnification by the Seller. The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including in connection with any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

            (a) the breach of any representation or warranty made by the Seller contained in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein); or

            (b) the breach of any covenant or agreement by the Seller contained in this Agreement.

To the extent that the Seller's undertakings set forth in this Section 6.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

            SECTION 6.03. Indemnification by the Purchaser. The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

            (a) the breach of any representation or warranty made by the Purchaser contained in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein); or

            (b) the breach of any covenant or agreement by the Purchaser contained in this Agreement.

To the extent that the Purchaser's undertakings set forth in this Section 6.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

            SECTION 6.04. Limits of Indemnification.Notwithstanding anything to the contrary contained in this Agreement: (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 6.02 or 6.03, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $150,000 (the "Basket Amount"), after which the Indemnifying Party shall be liable for all

Losses, including the Basket Amount and (b) the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 6.02 or 6.03, as the case may be, shall be an amount equal to the Purchase Price.

            SECTION 6.05. Indemnity Sole Remedy. The sole recourse of the Purchaser Indemnified Party and Seller Indemnified Party for any breach of any representation, warranty, covenant or agreement made in this Agreement shall be the indemnification provided in Sections 6.02 and 6.03, subject to the limitations provided in Section 6.04; provided, that the foregoing shall not limit (i) remedies for fraud if the Purchaser Indemnified Party or Seller Indemnified Party (as the case may be) proves actual fraud on the part of the indemnifying party or (ii) the availability of injunctive and other equitable relief, including without limitation, specific performance.

            SECTION 6.05. Tax Treatment. All amounts paid under the indemnification provisions of this Agreement shall be treated as adjustments to purchase price for all Tax purposes.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

            SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Seller, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, in each case, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects; and

            (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action.

            SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with;

            (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action.

            (c) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities (including the Foreign Investment Review Board) and officials and all third party consents necessary for the consummation of the transactions contemplated by this Agreement;

            (d) Financing. MIAT or MIAL shall have successfully completed the IPO and funds have been made available to the Purchaser in connection with settlement or through the Purchaser's underwriting arrangements; and

            (e) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01. Termination.

            (a)   This Agreement may be terminated at any time prior to the
                  Closing:

                  (i)   by the Purchaser if, between the date hereof and the
                        Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of the Seller contained in this Agreement shall not have been true and correct when made, (iii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (ii)  by the Seller if, between the date hereof and the
                        Closing: (i) any representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct when made, (ii) the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (ii) by either the Seller or the Purchaser if the Closing shall not have occurred by March 31, 2005; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (iii) by either the Purchaser or the Seller in the event that any Governmental Authority (including the Foreign Investment Review Board) shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iv) by the Purchaser on the Printing Day if, in its reasonable commercial judgment, the purchase of the Shares, at an assumed price per Share equal to the VWAP on the Printing Date, would be reasonably likely to have an adverse effect on the MIAT's ability to pay dividends as contemplated by the preliminary prospectus in connection with the IPO to be printed on the Printing Date.

            (b) This Agreement shall terminate automatically if either the Purchaser or the Seller possesses any material non-public information regarding MCG and its Subsidiaries at any time between the Printing Date and the Closing Date.

            SECTION 8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article III, Article IV, Article VI and Section 9.01 and (b) that nothing herein shall relieve either party hereto from liability for any breach of this Agreement. If this Agreement has been automatically terminated under section 8.01(b) and the Seller or the Buyer (as the case may be) has not complied with their obligations under section 5.05, section 5.05 will survive termination of this Agreement until such obligations have been fulfilled.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

            SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

            (a) if to the Seller:

                Macquarie Bank Limited
                1 Martin Place
                Level 10
                Sydney, Australia
                NSW 2000
                Telecopy:  011-61-2-8232-3656
                Attention:  Shemara Wikramanayake

            (b) if to the Purchaser:

                Macquarie Infrastructure Assets LLC
                600 Fifth Avenue
                21st Floor
                New York, NY  10020
                Telecopy:  212-581-8037
                Attention:  Peter Stokes
                with a copy to:

                Shearman & Sterling LLP
                599 Lexington Avenue
                New York, NY  10022-6069
                Telecopy: (212) 848-7179
                Attention: Antonia E. Stolper, Esq.

            SECTION 9.03. Public Announcements. Neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

            SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 9.05. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

            SECTION 9.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more wholly-owned Subsidiaries of the Purchaser without the consent of the Seller.

            SECTION 9.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 9.08.

            SECTION 9.08. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 9.09. No Third Party Beneficiaries. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

            SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New South Wales, Australia. Each party submits to the non-exclusive jurisdiction of the courts of New South Wales, and the courts competent to determine appeals from those courts, with respect to any proceedings, which may be brought at any time relating to this Agreement.

            SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SIGNED SEALED AND DELIVERED for and on behalf
of MACQUARIE BANK LIMITED (ABN 46 008 583
452) by its Attorneys under a Power of Attorneys
dated           , and the Attorneys
declare that the Attorneys have not received any
notice of the revocation of such Power of Attorney,
in the presence of:                                   /s/ Shemara Wikramanatake
                                                      --------------------------
                                                      Signature of Attorney

                                                      Shemara Wikramanatake
                                                      --------------------------
                                                      Name of Attorney in full

/s/ Andrea Hilbert                                    /s/ Rhea Diacopoulos
---------------------                                 --------------------------
Signature of Witness                                  Signature of Attorney

Andrea Hilbert                                        Rhea Diacopoulos
----------------------                                --------------------------
Name of Witness in full                               Name of Attorney in full

                                             MACQUARIE INFRASTRUCTURE ASSETS,
                                             LLC

                                             By: /s/ Peter Stokes
                                                 -----------------
                                                 Name:  Peter Stokes
                                                 Title: Chief Executive Officer

                                                                     EXHIBIT 2.6

                                                                  EXECUTION COPY

                           --------------------------

           FIRST AMENDMENT TO THE STAPLED SECURITY PURCHASE AGREEMENT

                           --------------------------

                                     Between

                   MACQUARIE INVESTMENTS AUSTRALIA PTY LIMITED
                (formerly Macquarie Technology Group Pty Limited)

                                       and

                        COMMUNICATIONS INFRASTRUCTURE LLC

                                      and

                             MACQUARIE BANK LIMITED

                          DATED AS OF NOVEMBER 18, 2004

            FIRST AMENDMENT TO THE STAPLED SECURITY PURCHASE AGREEMENT (this "Amendment"), dated as of November 18, 2004, between MACQUARIE INVESTMENTS AUSTRALIA PTY LIMITED ( formerly MACQUARIE TECHNOLOGY GROUP PTY LIMITED, ( ACN 069 416 977) an Australian Capital Territory company (the "Seller"), COMMUNICATIONS INFRASTRUCTURE LLC, a Delaware limited liability corporation (the "Purchaser") and MACQUARIE BANK LIMITED (ACN 008 583 542) an Australian Capital Territory company.

            WHEREAS, on June 7, 2004, Macquarie Bank Limited and Macquarie Infrastructure Company LLC (formerly Macquarie Infrastructure Assets LLC ) entered into a Stapled Security Purchase Agreement (the "Stapled Security Purchase Agreement");

            WHEREAS, on September 15, 2004, Macquarie Bank Limited assigned all of its rights and obligations in and to the Stapled Security Purchase Agreement to the Seller pursuant to an Assignment Agreement and Consent to Assignment (the "MBL Agreement");

            WHEREAS, on November 1, 2004, Macquarie Infrastructure Company LLC assigned all of its rights and obligations in and to the Stapled Security Purchase Agreement to Communications Infrastructure LLC pursuant to an Assignment Agreement and Consent to Assignment;

            WHEREAS, pursuant to the Stapled Security Purchase Agreement, the Seller has agreed to sell, and the Purchaser has agreed to purchase, a certain number, to be determined pursuant to Section 2.02 of the Stapled Security Purchase Agreement, of Stapled Securities (the "Shares") of Macquarie Communications Infrastructure Group, comprising a public company and a registered managed investment scheme listed on the Australian Stock Exchange ("MCG"); and

            WHEREAS, MCG announced on October 22, 2004, that it has submitted a non-binding indicative offer (the Bid") to acquire (the "Proposed Transaction") the U.K. broadcast transmission infrastructure owned by NTL Broadcast (the "Proposed Seller"); and

            WHEREAS, pursuant to Section 9.07 of the Stapled Security Purchase Agreement, the Seller and the Purchaser wish to amend the Stapled Security Purchase Agreement to the extent provided herein.

            WHEREAS, the Seller, the Purchaser and Macquarie Bank Limited wish to amend Section 7 of the MBL Agreement to the extent provided herein.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

MCG First Amendment to the Stapled
Security Purchase Agreement

            Section 1. Certain Defined Terms

            For purposes of this Amendment, all terms not otherwise defined herein shall have the respective meanings provided in the Stapled Security Purchase Agreement.

            The definition of Closing Date in Section 1.01 of the Stapled Security Purchase Agreement is hereby amended as follows:

            "Closing Date" means, with respect to the Initial Closing (as defined below), a date that is on or prior to the fifth Business Day following the IPO Closing Date, as agreed by the Purchaser and the Seller and, with respect to the Subsequent Closing, if any, a date that is on or prior to the fifth Business Day following the Revised Pricing Date, as agreed by the Purchaser and the Seller, or in either case such other date as is agreed between the parties.

            The definition of Share Cap in Section 1.01 of the Stapled Security Purchase Agreement is hereby amended as follows:

            "Share Cap" means the number of Stapled Securities, which constitutes 17.5% of the number of Stapled Securities on issue on the date of the Initial Closing, rounded down to the nearest integer."

            The definition of VWAP in Section 1.01 of the Stapled Security Purchase Agreement is hereby amended as follows:

            "VWAP" means the volume weighted average price of the Stapled Securities over the VWAP Calculation Period which can be calculated by adding the price (in Australian dollars) of each Stapled Security traded over the VWAP Calculation Period divided by the number of Stapled Securities traded over the same period of time; provided that, in determining the Pricing Date Share Amount (as defined below), in the event that the VWAP reflects (or partially reflects) a value per Stapled Security which has been or will be received by a holder of the Stapled Securities as a result of its holding of Stapled Securities from the beginning of the VWAP Calculation Period to the Pricing Date (whether by way of receipt of any capital or income distribution, rights or entitlements or otherwise but excluding any stock split or similar non-cash recapitalization affecting all shares equally or any general fluctuation in share price) but which would have been received by the other party to this Agreement if the Initial Closing had occurred immediately prior to the VWAP Calculation Period, the VWAP that is used shall be adjusted to remove such value (for example, by subtracting from any "cum" distribution or "cum" rights or entitlements prices which are taken into account in calculating such VWAP, the value of the relevant distribution, rights or entitlements that accrued to or were received by that particular holder); provided further that in the event that this proviso applies, the adjusted VWAP as of the Pricing Date and the Pricing Date Share Amount shall be calculated in the same

MCG First Amendment to the Stapled
Security Purchase Agreement
      manner as the Revised VWAP and the Revised Share Amount pursuant to
      Section 2.02(b)(iii).

            Section 2. Purchase And Sale

            Section 2.02 of the Stapled Security Purchase Agreement is hereby amended in its entirety as follows:

            "Shares.

            (a) Subject to clause 2.02(b), the number of Stapled Securities constituting the Shares to be sold and purchased under this Agreement shall be calculated by dividing the AUD Purchase Price by the VWAP determined as of the Pricing Date, rounded down to the nearest integer (the "Pricing Date Share Amount"); provided that the aggregate number of Shares shall not exceed the Share Cap.

            (b) Proposed Transaction Adjustment.

                  (i) In the event that neither MCG nor the Proposed Seller has publicly announced the results of the Bid in connection with the Proposed Transaction at least ten Trading Days prior to the IPO Pricing Date, then the number of Shares purchased pursuant to Section 2.02(a) of this Agreement shall be adjusted, upwards or downwards, as the case may be, to reflect the difference (the "Net Shares") between (1) the Pricing Date Share Amount and (2) the number of Stapled Securities calculated by dividing the AUD Purchase Price by the VWAP (as adjusted pursuant to Section 2.02(b)(ii), the "Revised VWAP") determined as of the date (the "Revised Pricing Date") that is 12 Trading Days after the date of the public announcement of the results of the Bid by either MCG or the Proposed Seller, as adjusted for any stock split or similar non-cash recapitalization affecting all shares equally, rounded down to the nearest integer (the "Revised Share Amount"); provided, that the Revised Share Amount shall not exceed the Share Cap.

                  (ii) In determining the Revised Share Amount, the Revised VWAP that is used shall be adjusted to reflect any change in the value of a Stapled Security which has been or will be received by a holder of the Stapled Securities as a result of its holding of Stapled Securities on and from the Initial Closing (whether by way of receipt of any capital or income distribution, rights or entitlements or otherwise but excluding any stock split or similar non-cash recapitalization affecting all shares equally or any general fluctuation in share price) but which should have been received by the other party to this Agreement if the adjustment pursuant to this Section 2.02(b) had occurred on the Initial Closing and which may not be reflected (or fully reflected) in the unadjusted Revised VWAP (for example, by adding back into any "ex" distribution or "ex" rights or entitlements prices which are taken into account in calculating such Revised VWAP, the value of the relevant distribution, rights or entitlements that accrued to or were received by that particular holder).

                  (iii) Macquarie Bank Limited shall procure that Macquarie Equity Capital Markets Limited calculates the Revised Share Amount and provides each of the Purchaser and the Seller with detailed information on the Revised VWAP including

MCG First Amendment to the Stapled
Security Purchase Agreement
      without limitation, the details of adjustments it has made to reflect the preceding paragraph. In the event that the Purchaser and Seller disagree about the amount of the Revised VWAP then they must refer the calculation of the Revised VWAP together with the information provided by Macquarie Equity Capital Markets Limited to another investment bank which conducts an equity capital markets business in Australia approved by both the Seller and the Purchaser. That nominated investment bank will be asked to determine the Revised VWAP and to provide detailed information on the Revised VWAP including without limitation, the details of adjustments made to reflect the preceding paragraph and in the event its determination is different from the determination made by Macquarie Equity Capital Markets Limited, the basis for such difference. In the event the Purchaser and the Seller do not then agree on the Revised VWAP, the parties will adopt a Revised VWAP which is the average of the amount nominated by Macquarie Equity Capital Markets Limited and the nominated investment bank and the Revised Share Amount shall then be determined using this Revised VWAP.

                  (iv) In the event that the Revised Share Amount is greater than the Pricing Date Share Amount, (1) the Seller shall (A) assign, transfer, convey and deliver, free and clear of all Encumbrances, to the Purchaser, at no further cost to the Purchaser, the Net Shares; provided that, if the Revised Share Amount exceeds the Share Cap the Seller shall
      (x) assign, transfer, convey and deliver, free and clear of all Encumbrances, to the Purchaser, at no further cost to the Purchaser, the number of Stapled Securities equal to the difference between the Share Cap and the Pricing Date Share Amount and (y) pay to the Purchaser an amount in US dollars (converted using the rate of exchange on the Pricing Date which is the spot rate (at 12:00 noon EST) for the sale of Australian dollars against the purchase of US dollars, in the major banks located in New York City, determined if available, from a quotation of the Federal Reserve Bank of New York) calculated as of the last day of the VWAP Calculation Period for the Revised VWAP equal to the product of (a) the difference between the Revised Share Amount and the Share Cap and (b) the Revised VWAP, which amount shall be an adjustment to the Purchase Price and (B) if the Revised VWAP has been adjusted upwards pursuant Section 2.02(b)(ii), pay to the Purchaser an amount in cash (less any applicable withholding tax) representing the amount of such adjustment multiplied by the number of Net Shares (or such lesser number of Stapled Securities as are actually transferred on the Subsequent Closing); and (2) if the Revised VWAP has been adjusted downwards pursuant Section 2.02(b)(ii), the Purchaser shall pay to the Seller an amount in cash (less any applicable withholding tax) representing the amount of such adjustment multiplied by the number of Net Shares (or such lesser number of Stapled Securities as are actually transferred on the Subsequent Closing).

                  (v) In the event that the Revised Share Amount is less than the Pricing Date Share Amount, (1) the Purchaser shall (A) assign, transfer, convey and deliver, free and clear of all Encumbrances, to the Seller, at no further cost to the Seller, the Net Shares and (B) if the Revised VWAP has been adjusted upwards pursuant Section 2.02(b)(ii), pay to the Seller an amount in cash (less any applicable withholding tax) representing the amount of such adjustment multiplied by the number of Net Shares; and (2) if the Revised VWAP has been adjusted downwards pursuant
      Section 2.02(b)(ii), the Seller shall pay to the Purchaser an amount in cash (less any applicable withholding tax) representing the amount of such adjustment multiplied by the number of Net Shares.

MCG First Amendment to the Stapled
Security Purchase Agreement

                  (vi) Notwithstanding anything in this Section 2.02, if neither the Proposed Seller nor MCG has announced the results of the Bid prior to the date that is 30 calendar days after the Pricing Date, then the number of Shares to be sold and purchased pursuant to Section 2.02(a) of this Agreement shall not be adjusted.

                  (vii) Each party hereto agrees (1) to treat the Revised Share Amount (or the Share Cap, if applicable) as owned by the Purchaser immediately following the Initial Closing and to treat all Stapled Securities owned by the Seller prior to the Initial Closing (excluding the Revised Share Amount or the Share Cap, as applicable) as owned by the Seller immediately following the Initial Closing for U.S. federal income tax purposes, including, without limitation, for purposes of taking into account any dividends or distributions on any such Stapled Securities subject to this Agreement, and (2) to take all actions consistent with such treatment.

                  (viii) Payments of any cash adjustments under this Section
      2.02 are to be made in Australian dollars except as specified above.

                  (ix) Upon the occurrence of any event that is not contemplated by this Agreement which distorts the value of this Agreement to the disadvantage of one party, the parties hereto will consult in good faith to adjust the VWAP and/or the number of shares accordingly."

            Section 3. Closing

            Section 2.03 of the Stapled Security Purchase Agreement is hereby amended by replacing the word "Buyer" with "Seller".

            Section 2.04 of the Stapled Security Purchase Agreement is hereby amended in its entirety as follows:

            "(a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Initial Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the Closing Date for the Initial Closing.

            (b) In the event that the number of shares to be purchased pursuant to this agreement is adjusted as contemplated in Section 2.02, the transfer of the shares and any other amounts as contemplated thereby shall take place at a closing (the "Subsequent Closing" and, together with the Initial Closing, the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the Closing Date for the Subsequent Closing; provided, however, that either party may defer payment of any amounts payable pursuant to Section 2.02(b)(iv)(l)(B), Section 2.02(b)(iv)(2) or Section 2.02(b)(v) until a date promptly following receipt of amounts payable by MCG or a third party with respect to such Net Shares.

MCG First Amendment to the Stapled
Security Purchase Agreement

            (c) In the event that either party is in possession of any material non-public information regarding MCG and its Subsidiaries at the time of the Subsequent Closing, the Subsequent Closing shall be deferred until neither party is in possession of material non-public information regarding MCG and its Subsidiaries for 12 consecutive Trading Days and the Revised VWAP shall be determined as of such 12th Trading Day for purposes of Section 2.02, with the corresponding adjustment to the Net Shares and the Revised Share Amount."

            Section 4. Closing Deliveries.

            Sections 2.05 and 2.06 of the Stapled Security Purchase Agreement are hereby deleted and the existing Section 2.07 of the Stapled Security Purchase Agreement is hereby amended in its entirety as follows:

            "SECTION 2.05. Closing Deliveries.

            (a) No later than one Business Day prior to the Closing Date, the party conveying Shares shall instruct a broker to do all things necessary to effect the transfer on the day following the Closing Date (Sydney time) of the Shares to the party receiving Shares;

            (b) At or prior to the Closing Date, the party conveying Shares shall execute all relevant documents, including share transfers, and do all other things, including giving directions, necessary to effect the transfer of the Shares to the other party hereto on the day (Sydney time) following Closing Date;

            (c) Two Business Days prior to the Closing Date, the party receiving Shares shall provide the other party hereto with the name and account details for the brokerage account into which the Shares are to be transferred upon Closing;

            (d) On the Closing Date, each party shall deliver to the other party such other documents and instruments reasonably requested by such other party to consummate the transactions contemplated hereby.

            (e) On the Closing Date of the Initial Closing, subject to the Purchaser complying with its obligations under this Section 2.05, the Seller shall deliver or cause to be delivered to the Purchaser a receipt for the Purchase Price.

            (f) On the Closing Date of the Initial Closing, the Purchaser shall deliver to the Seller the Purchase Price by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Initial Closing.

            (g) In the event of amounts payable pursuant to Section 2.02(b)(iv) or 2.02(b)(v), payment shall be made on the Closing Date of the Subsequent Closing (or such later date pursuant to Section 2.04(b)) by wire transfer in immediately available funds to a bank account in Australia to be designated by the recipient in a written notice to the other

MCG First Amendment to the Stapled
Security Purchase Agreement
      party at least two Business Days before the date of payment and the recipient shall deliver to the other party a receipt for such amounts paid."

            Section 5. Conditions to Closing.

            Each of Section 7.01 and 7.02 of the Stapled Security Purchase Agreement is hereby revised to insert the word "Initial" before the word "Closing" in each instance where it appears.

            Section 6. Termination.

            Article VIII of the of the Stapled Security Purchase Agreement is hereby amended in its entirety as follows:

            "(a) This Agreement may be terminated at any time prior to the Initial Closing:

                  (i) by the Purchaser if, between the date hereof and the Initial Closing: (1) an event or condition occurs that has resulted in a Material Adverse Effect (other than with respect to the Proposed Transaction), (2) any representations and warranties of the Seller contained in this Agreement shall not have been true and correct when made, (3) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or
                        (4) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (ii) by the Seller if, between the date hereof and the Initial Closing: (1) any representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct when made, (2) the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (3) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (iii) by either the Seller or the Purchaser if the Initial
                        Closing shall not have occurred by March 31, 2005; provided, however, that the right to terminate this Agreement under this Section 8.01(a)(iii) shall not be available to any party whose failure to fulfill any

MCG First Amendment to the Stapled
Security Purchase Agreement
                        obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Initial Closing to occur on or prior to such date;

                  (iv) by either the Purchaser or the Seller in the event that any Governmental Authority (including the Foreign Investment Review Board) shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (v) by the Purchaser on the Printing Day if, in its reasonable commercial judgment, the purchase of the Shares, at an assumed price per Share equal to the VWAP on the Printing Date, would be reasonably likely to have an adverse effect on MIAT's ability to pay dividends as contemplated by the preliminary prospectus in connection with the IPO to be printed on the Printing Date.

            (b) This Agreement shall terminate automatically if either the Purchaser or the Seller possesses any material non-public information regarding MCG and its Subsidiaries (other than with respect to the Proposed Transaction) at any time between the Printing Date and the Closing Date for the Initial Closing."

            Section 7. MBL Agreement.

            In addition, the parties agree that Section 7 of the MBL Agreement is amended in its entirety as follows:

            "7. Covenants of Assignor and Purchaser. Notwithstanding any other provision of this Agreement to the contrary, each of the Assignor and the Purchaser shall notify the other in writing if, at any time during the period from the Business Day prior to the Printing Date to the earlier of Closing Date for the Subsequent Closing or, if the results of the Bid have not been announced, the expiration of the 30-day period referred to in
      Section 2.02(b)(vi) of the Assigned Agreement, it possesses any material non-public information regarding MCG and its Subsidiaries (other than with respect to the Proposed Transaction) and the other party shall be indemnified and held harmless by the Assignor or the Purchaser (in this clause "Indemnifier"), as the case may be, for any and all Losses arising out of a breach of this covenant by the Indemnifier to the same extent as would apply if this breach of covenant by the Indemnifier was a breach as provided for in Article VI of the Assigned Agreement."

            Section 8. General Provisions.

      (a) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of New South Wales, Australia.

MCG First Amendment to the Stapled
Security Purchase Agreement

      (b) Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

      (c) Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and Purchaser with respect to the subject matter hereof. Each of the Stapled Security Purchase Agreement and MBL Agreement shall continue in full force and effect in accordance with its terms except as expressly provided herein or in any subsequent written amendment executed by the Purchaser, the Seller and, with respect to the MBL Agreement, Macquarie Bank Limited.

      (d) Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

MCG First Amendment to the Stapled
Security Purchase Agreement

            IN WITNESS WHEREOF, the Seller, the Purchaser and Macquarie Bank Limited have caused this Agreement to be executed as of the date first written above.

Signed on behalf of MACQUARIE
INVESTMENTS AUSTRALIA PTY LIMITED
by its attorneys in the presence of:

                                                          /s/ Grant Albert Smith
                                                          ----------------------
                                                          Signature of Attorney

                                                          Grant Albert Smith
                                                          ----------------------
                                                          Name of Attorney

/s/ Mark David Patterson                                  /s/ Philip Hall
------------------------                                  ----------------------
Signature of Witness                                      Signature of Attorney

Mark David Patterson                                      Philip Hall
------------------------                                  ----------------------
Name of Witness                                           Name of Attorney

MCG First Amendment to the Stapled
Security Purchase Agreement

Signed on behalf of MACQUARIE BANK
LIMITED by its attorneys in the presence of:

                                                          /s/ Grant Albert Smith
                                                          ----------------------
                                                          Signature of Attorney

                                                          Grant Albert Smith
                                                          ----------------------
                                                          Name of Attorney

/s/ Hilary Willoughby                                     /s/ Philip Hall
------------------------                                  ----------------------
Signature of Witness                                      Signature of Attorney

Hilary Willoughby                                         Philip Hall
------------------------                                  ----------------------
Name of Witness                                           Name of Attorney

MCG First Amendment to the Stapled
Security Purchase Agreement

                                              COMMUNICATIONS INFRASTRUCTURE LLC

                                              By: /s/ Peter Stokes
                                                  ------------------------------
                                                  Name: Peter Stokes
                                                  Title: Chief Executive Officer

MCG First Amendment to the Stapled
Security Purchase Agreement

                                                                     Exhibit 2.6


              ASSIGNMENT AGREEMENT AND CONSENT TO ASSIGNMENT (MIAL)


      ASSIGNMENT AGREEMENT (this "Assignment"), dated as of September 15, 2004, between MACQUARIE BANK LIMITED, an Australian bank (the "Assignor") and MACQUARIE TECHNOLOGY GROUP PTY LIMITED, a company organized under the laws of the Australian Capital Territory (the "Assignee") and, solely for the purposes of Section 7 of this Assignment, MACQUARIE INFRASTRUCTURE ASSETS LLC, a Delaware Limited Liability Company ("MIAL"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Assigned Agreement (as defined below)

                                   WITNESSETH

            WHEREAS, Assignor is a party to the Stapled Security Purchase Agreement, dated as of June 7, 2004, between Macquarie Bank Limited and Macquarie Infrastructure Assets LLC (the "Assigned Agreement");

            WHEREAS, Assignor desires to assign all of its rights and obligations in and to the Assigned Agreement to Assignee and Assignee desires to accept such rights and assume such obligations of Assignor under the Assigned Agreement.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. Assignment. Assignor does hereby assign, transfer and set over to Assignee, its successors and assigns, all of Assignor's rights, title and interest and obligations in and to the Assigned Agreement, to have and to hold the same unto Assignee, its successors and assigns, from and after the date hereof (the "Effective Time") and for and during all of the remaining term thereof, upon all of the terms, covenants, conditions and provisions therein contained.

      2. Acceptance. Assignee accepts the foregoing assignment and Assignee hereby assumes the performance of all of the terms, covenants, obligations and conditions of the Assignor under the Assigned Agreement arising and accruing from and after the Effective Time and Assignee agrees to well and truly perform all of the terms, covenants, obligations and conditions of the Assigned Agreement, all with the same full force and effect as if Assignee had originally signed the Assigned Agreement.

      3. Notices. All notices and correspondence to Assignor under the Assigned Agreement may be sent to:

             Macquarie Technology Group Pty Limited
             Level 9, 1 Martin Place
             Sydney NSW 2000
             AUSTRALIA
             Attn: Shemara Wikramanayake

      4. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      5. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      6. Representations or Warranties. The Assignor hereby represents and warrants that the representations and warranties of the Seller (as defined in the Assigned Agreement) in the Assigned Agreement were true and correct as of the date of the Assigned Agreement and were true and correct immediately prior to the consummation of the transactions contemplated by this Assignment. The Assignee hereby represents and warrants that the representations and warranties of the Seller, other than with respect to the due execution and delivery of the Assigned Agreement by the Seller, in the Assigned Agreement were true and correct upon the consummation of the transactions contemplated by this Assignment. The Assignee hereby further represents and warrants that this Assignment does not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Assignee; (b) conflict with or violate any Law or Governmental Order applicable to the Assignee or any of its respective assets, properties or businesses, which is material in the context of the transactions contemplated hereby; or (c) conflict in any material respect with, or result in any breach of, or constitute a default under any agreement to which the Assignee is a party or by which it or any of its assets or properties may be bound.

      7. Covenants of Assignor. Notwithstanding any other provision of this Agreement to the contrary, the Assignor shall notify MIAL in writing immediately if at any time during the period from the Business Day prior to the Printing Date to the Closing Date it possesses any material non-public information regarding MCG and its Subsidiaries, and MIAL shall be indemnified and held harmless by Assignor for any and all Losses arising out of the breach of this covenant to the same extent as provided in Article VI of the Assigned Agreement. Assignor shall be deemed to possess all information possessed by any of its Subsidiaries or employees involved in the management of MCG.

      8. Governing Law. This assignment and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of New South Wales, Australia.

      9. Submission to Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of New South Wales, Australia and the courts competent to determine appeals from those courts, with respect to any actions, suits or proceedings, which may be brought at any time, arising out of or relating to this Assignment and the transactions contemplated hereby

      10. Further Assurances. Each party shall cooperate with the other, and execute and deliver or use its best efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Assignment, in order to effectuate the provisions and purposes of this Assignment and the transactions contemplated hereby.

      IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first above written.

ASSIGNOR:

THE COMMON SEAL of                      )
Macquarie Bank Limited                  )
was hereunto affixed in accordance      )
with the Company's Constitution         )       /s/ Shemara Wikramanayake
                                             -----------------------------------
                                                      Director
                                             900/04

                                                /s/ Dennis Leong
                                             -----------------------------------
                                                         Director

            (MACQUARIE BANK LIMITED COMMON SEAL A.C.N. 008 583 542)


ASSIGNEE:

THE COMMON SEAL of                       )
Macquarie Technology Group Pty Limited   )
was hereunto affixed in accordance       )
with the Company's Constitution          )        /s/ Shemara Wikramanayake
                                             -----------------------------------
                                                         Director
                                             03/04

                                                     /s/ Dennis Leong
                                             -----------------------------------
                                                         Director

    (MACQUARIE TECHNOLOGY GROUP PTY LIMITED. COMMON SEAL A.C.N. 069 416 977)


FOR THE PURPOSES OF SECTION 7:

                                             MACQUARIE INFRASTRUCTURE ASSETS LLC

                                             By:    /s/ Peter Stokes
                                                 -------------------------------
                                             Name: Peter Stokes
                                             Title: Chief Executive Officer

The undersigned hereby consents to the foregoing Assignment and further acknowledges and agrees that the Assigned Agreement is in full force and effect.

MACQUARIE INFRASTRUCTURE ASSETS LLC

By:  /s/ Peter Stokes
    -------------------------------
Name: Peter Stokes
Title: Chief Executive Officer


THE COMMON SEAL of                      )
MACQUARIE BANK LIMITED                  )
was hereunto affixed in accordance      )
with the Company's Constitution         )       /s/ Shemara Wikramanayake
                                             -----------------------------------
                                                         Director
                                             900/04

                                                /s/ Dennis Leong
                                             -----------------------------------
                                                         Director

            [MACQUARIE BANK LIMITED COMMON SEAL A.C.N. 008 583 542]

                                                                     Exhibit 2.6


                 ASSIGNMENT AGREEMENT AND CONSENT TO ASSIGNMENT

      ASSIGNMENT AGREEMENT (this "Assignment"), dated as of November 1, 2004, between MACQUARIE INFRASTRUCTURE COMPANY LLC (formerly Macquarie Infrastructure Assets LLC), a Delaware limited liability company (the "Assignor") and COMMUNICATIONS INFRASTRUCTURE LLC, a Delaware limited liability company (the "Assignee").

                                   WITNESSETH

            WHEREAS, owns equity securities, comprising securities in two (or more) separate entities that have to be traded as a single stapled security. In MCG's case, stapled securities comprise a unit in an Australian trust (MCIT) and a share in an Australian company (MCIL). MCG's stapled security holders have an equal number of units in MCIT and shares in the MCIL.all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of North America Capital Holding Company, a Delaware corporation (the "Company");

            WHEREAS, pursuant to the Stapled Security Purchase Agreement, between Macquarie Technology Group Pty Limited, a company organized under the laws of the Australian Capital Territory (as assignee of Macquarie Bank Limited) ("MTG") and the Assignor, dated as of June 7, 2004 (the "Stapled Security Purchase Agreement"), the Assignor has agreed to purchase a certain number of Stapled Securities (as defined in and determined in accordance with the Stapled Security Purchase Agreement), pursuant to the terms and subject to the conditions as set forth in the Stapled Security Purchase Agreement;

            WHEREAS, the Assignor desires to assign all of its rights and obligations in and to the Stapled Security Purchase Agreement to the Assignee and the Assignee desires to accept all such rights and assume all such obligations of the Assignor under the Stapled Security Purchase Agreement;

            NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

      1. Assignment. The Assignor does hereby assign, transfer, convey, grant, deliver and set over to the Assignee, and its successors and assigns, all of Assignor's rights, title and interest and obligations in and to the Stapled Security Purchase Agreement, to have and to hold the same unto the Assignee, and its successors and assigns, from and after the date hereof (the "Effective Time") and for and during all of the remaining term thereof, upon all of the terms, covenants, and conditions set forth therein.

      2. Acceptance. The Assignee accepts the foregoing assignment and the Assignee hereby assumes the performance of all of the terms, covenants, obligations and conditions of the Assignor under the Stapled Security Purchase Agreement arising and accruing from and after the Effective Time and the Assignee agrees to well and truly perform all of the terms, covenants, obligations and satisfy the conditions of the Stapled Security Purchase Agreement, all with the same full force and effect as if the Assignee had executed the Stapled Security Purchase Agreement.

      3. Notices. All notices and correspondence to the Assignor under the Stapled Security Purchase Agreement may be sent to:

            Macquarie Infrastructure Company LLC
            600 5th Avenue
            New York, New York
            Telecopy: (212) 581-8037
            Attention: Peter Stokes

      4. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      5. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      6. Representations or Warranties. The Assignor hereby represents and warrants that the representations and warranties of the Assignor in the Stapled Security Purchase Agreement were true and correct as of the date of the Stapled Security Purchase Agreement and were true and correct immediately prior to the consummation of the transactions contemplated by this Assignment. The Assignee hereby represents and warrants that this Assignment does not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Assignee; (b) conflict with or violate any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) ("Law") or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body ("Government Authority") applicable to the Assignee or any of its respective assets, properties or businesses, which is material in the context of the transactions contemplated hereby; or (c) conflict in any material respect with, or result in any breach of, or constitute a default under any agreement to which the Assignee is a party or by which it or any of its assets or properties may be bound.

      7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New South Wales, Australia. Each party submits to the non-exclusive jurisdiction of the courts of New South Wales, and the courts competent to determine appeals from those courts, with respect to any proceedings, which may be brought at any time relating to this Agreement.

      8. Further Assurances. Each party shall cooperate with the other, and execute and deliver or use its best efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Assignment, in order to effectuate the provisions and purposes of this Assignment and the transactions contemplated hereby.

      10. Amendment. This Assignment may not be amended or modified except by an instrument in writing signed by, or on behalf of the Assignor and by the Assignee.

      11. No Third Party Beneficiaries. This Assignment shall be binding upon and inure solely to the benefit of the Assignor and the Assignee and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assignment.

      12. Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Assignor or the Assignee. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Assignment are consummated as originally contemplated to the greatest extent possible.

                            Signature Page to Follow

      IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first above written.

                             ASSIGNOR:

                             MACQUARIE INFRASTRUCTURE COMPANY LLC

                             By:  /s/ Peter Stokes
                                 -------------------------------------
                             Name: Peter Stokes
                             Title: Chief Executive Officer

                             Assignee:

                             COMMUNICATIONS INFRASTRUCTURE LLC

                             By:  /s/ David M. Mitchell
                                 -------------------------------------
                             Name: David M. Mitchell
                             Title: Treasurer